UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100
Bothell, WA	98021

1040 West Georgia, Suite 1030 Vancouver, BC, Canada	V6E 4H1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2026, Achieve Life Sciences, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Member

In connection with the previously reported private placement (the “Private Placement”) of the Company’s securities, and pursuant to the designation right granted to Frazier Life Sciences, on May 11, 2026, the Company’s board of directors (the “Board”) appointed Christopher Martin to serve as a director of the Company, effective immediately.

Mr. Martin’s compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). In connection with his appointment as a non-employee director of the Board and consistent with the Non-Employee Director Compensation Program, Mr. Martin will be entitled to receive a pro-rated $40,000 annual retainer for service as a non-employee director for the Company’s fiscal year ending December 31, 2026. In addition, consistent with the Non-Employee Director Compensation Program, Mr. Martin will receive a stock option to purchase 47,250 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which will vest monthly over three years, subject to continued service as a director on the Board or employee or consultant of the Company.

The Company has entered into a standard form of indemnification agreement with Mr. Martin, in substantially the form that is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Pursuant to the terms of the securities purchase agreement entered into by the Company and the investors in connection with the Private Placement, the Company has also agreed to nominate Mr. Martin for re-election to the Board at the 2026 annual meeting of stockholders and the 2027 annual meeting of stockholders, until such time as Frazier Life Sciences beneficially owns less than 5% of the outstanding Common Stock of the Company.

Except as described above, there are no arrangements or understandings between Mr. Martin and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Martin and any director or executive officer of the Company, nor does Mr. Martin have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Departure of Board Member

On May 7, 2026, Thomas King informed the Board that he has elected to resign from his position as a member and as chairman of the Board, effective as of June 8, 2026. Mr. King’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following Mr. King’s resignation, Lucian Iancovici, MD, was appointed as Chair of the Board, effective as of June 8, 2026.

Departure of Chief Commercial Officer

Jaime Xinos, the Company’s Chief Commercial Officer, will depart the Company, effective as of May 31, 2026. In connection with her separation, Ms. Xinos will be entitled to receive the severance described in her Amended and Restated Employment Agreement dated October 16, 2024, filed as Ex. 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Achieve Life Sciences, Inc. dated May 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: May 12, 2026	/s/ MARK OKI
Mark Oki Chief Financial Officer (Principal Financial Officer)